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                                                                    EXHIBIT 28.A

                   First Chicago Credit Card Master Trust II
                    Trust Performance by Series - May 2001
                            Excess Spread Analysis

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
Series                                 95-M          95-O           96-Q           96-S           97-U           98-V
Deal Size                             $500MM        $500MM         $900MM         $700MM         $400MM          $1BIL
Expected Maturity                     10/15/02       12/16/02        2/15/02       12/16/02       10/15/02       10/15/01
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Yield                                    21.60%         21.60%         21.60%         21.60%         21.60%         21.60%
Less Coupon                               4.39%          4.39%          4.28%          4.30%          4.28%          4.48%
     Servicing Fee                        1.50%          1.50%          1.50%          1.50%          1.50%          1.50%
     Net Credit Losses                    7.32%          7.32%          7.32%          7.32%          7.32%          7.32%
Excess Spread:
     May-01                               8.40%          8.40%          8.50%          8.49%          8.50%          8.31%
     April-01                             8.27%          8.27%          8.38%          8.36%          8.38%          8.22%
     March-01                             9.17%          9.17%          9.27%          9.26%          9.27%          9.09%
Three Month Average Excess Spread         8.62%          8.61%          8.72%          8.70%          8.72%          8.54%

Delinquency:
     30 to 59 Days                        1.29%          1.29%          1.29%          1.29%          1.29%          1.29%
     60 to 89 Days                        0.89%          0.89%          0.89%          0.89%          0.89%          0.89%
     90+ Days                             1.80%          1.80%          1.80%          1.80%          1.80%          1.80%
     Total                                3.98%          3.98%          3.98%          3.98%          3.98%          3.98%

Payment Rate                             31.94%         31.94%         31.94%         31.94%         31.94%         31.94%

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Series                                    99-W           99-X           99-Y
Deal Size                            $   750MM      $   750MM       $  550MM
Expected Maturity                      3/15/02        6/16/03        8/15/03
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Yield                                    21.60%         21.60%         21.60%
Less Coupon                               4.35%          4.38%          4.38%
     Servicing Fee                        1.50%          1.50%          1.50%
     Net Credit Losses                    7.32%          7.32%          7.32%
Excess Spread:
     May-01                               8.44%          8.41%          8.41%
     April-01                             8.32%          8.28%          8.28%
     March-01                             9.22%          9.18%          9.18%
Three Month Average Excess Spread         8.66%          8.62%          8.62%

Delinquency:
     30 to 59 Days                        1.29%          1.29%          1.29%
     60 to 89 Days                        0.89%          0.89%          0.89%
     90+ Days                             1.80%          1.80%          1.80%
     Total                                3.98%          3.98%          3.98%

Payment Rate                             31.94%         31.94%         31.94%
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